Exhibit 99.2

Statement Under Oath of Principal Executive Officer Regarding Facts and Circumstances
Relating to Exchange Act Filings

I, David D. Halbert state and attest that:

(1)	To the best of my knowledge, based upon a review of the covered reports of AdvancePCS and, except as corrected or supplemented in a subsequent covered report:

•	no covered report contained an untrue statement of a material fact as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed); and

•	no covered report omitted to state a material fact necessary to make the statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed).

(2)	I have reviewed the contents of this statement with the Company’s audit committee.

(3)	In this statement under oath, each of the following, if filed on or before the date of this statement, is a “covered report”:

•	AdvancePCS’s Annual Report on Form 10-K for the fiscal year ending March 31, 2002 filed with the Commission;

•	all reports on Form 10-Q, all reports on Form 8-K and all definitive proxy materials of AdvancePCS filed with the Commission subsequent to the filing of the Form 10-K identified above; and

•	any amendments to any of the foregoing.

/s/ David D. Halbert

David D. Halbert
August 14, 2002

Subscribed and sworn to
before me this 14th day of
August 2002.

/s/ Gina Laredo

Notary Public
My Commission Expires: 12/27/03